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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF KANTROW, SPAHT, WEAVER & BLITZER]

                                 June 12, 2001





The Shaw Group Inc.
8545 United Plaza Boulevard
Baton Rouge, Louisiana 70809

         Re:   The Shaw Group Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to The Shaw Group Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission covering a total of 3,070,000 shares of the Company's no par value common stock (the "Common Stock") 2,000,000 shares of which are reserved for issuance under the Company's 2001 Employee Incentive Compensation Plan (the "2001 Plan") and 1,070,000 shares of which are reserved for issuance under the Company's Stone & Webster Acquisition Stock Option Plan (the "S&W Plan").

         We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the 2001 Plan and the S&W Plan of the Company's Restatement of the Articles of Incorporation, as amended, its By-Laws, as amended, resolutions of its Board of Directors, or Committees of the Board of Directors, and such other documents and corporate records as we have deemed necessary as the basis for the opinions expressed herein. Based upon the foregoing and in reliance thereon, and after examination of such matters of law as we deemed applicable or relevant hereto, it is our opinion that:

         1. The Company has been duly incorporated under the laws of the State of Louisiana and is validly existing and in good standing under the laws of that State; and

         2. The 3,070,000 shares of the Company's Common Stock covered by the Registration Statement have been duly authorized and, when duly issued in accordance with the terms of the 2001 Plan or S&W Plan, as applicable,


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The Shaw Group Inc.
June 12, 2001
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                  and delivered as provided therein, will be validly issued, fully paid, and non-assessable.

We have relied for purposes of the opinion set forth in Paragraph 1 with respect to the valid existence and good standing of the Company, solely upon a Certificate of Good Standing issued by the Secretary of State of Louisiana dated June 6, 2001.

         We hereby expressly consent to the reference to our firm in the Registration Statement under the caption "Interests of Named Experts and Counsel," to the inclusion of this opinion as an exhibit to the Registration Statement and to the filing of this opinion with any appropriate governmental agency.

                                         Very truly yours,

                                         KANTROW, SPAHT, WEAVER & BLITZER
                                         (A Professional Law Corporation)

                                         /s/ KANTROW, SPAHT, WEAVER & BLITZER
                                         (A PROFESSIONAL LAW CORPORATION)